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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-4 of Vlasic Foods International Inc. of our report dated September 16, 1998 relating to the financial statements of Vlasic Foods International Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts," "Summary Financial Information" and "Selected
Historical Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
August 16, 1999